Testing the Waters Materials Related to Series #18OSAKA

From the Rally App:

#18OSAKA

'18 S.I. FOR KIDS NAOMI OSAKA ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!

OSAKA

CURRENT VALUE: $13,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#18OSAKA

'18 S.I. FOR KIDS NAOMI OSAKA ROOKIE CARD

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	2,600
Initial Offering Market Cap.	$13,000
Storage Location	Rally

DESCRIPTION OF SERIES 2018 NAOMI OSAKA ROOKIE CARD

Investment Overview

•Upon completion of the Series #18OSAKA Offering, Series #18OSAKA will purchase a 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card graded PSA 9 for Series #18OSAKA (The “Series 2018 Naomi Osaka Rookie Card” or the “Underlying Asset” with respect to Series #18OSAKA, as applicable), the specifications of which are set forth below.

•Sports Illustrated is a sports-focused magazine that began in 1954. Starting in 1989, “Sports Illustrated for Kids” began as an offshoot publication aimed at children. These magazines often featured sheets of nine uncut players of various sports. To receive a grade from PSA, a single card must be pulled apart from the sheet, which makes high condition cards relatively scarce.

•Naomi Osaka is a professional tennis player who has won four Grand Slam titles and has been ranked as a top five player in the world during each year since 2018, including her stint as the World No. 1 in 2019.

•The Underlying Asset is a 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card graded PSA 9.

Asset Description

Overview & Authentication

•Naomi Osaka was born on October 15, 1997, in Osaka, Japan.

•Osaka moved to the United States at age 3.

•Osaka began playing tennis at age 3.

•Osaka became a professional tennis player in 2013 and was awarded “Newcomer of the Year” by the WTA in 2016.

•In September 2018, Osaka won the U.S. Open. She then won her second consecutive Grand Slam in the 2019 Australian Open.

•After her 2019 Australian Open win, Osaka became the world’s top ranked player.

•Osaka won the 2020 U.S. Open and the 2021 Australian Open.

•Osaka made headlines in 2021 for pulling out of the French Open after a dispute regarding her media obligations, which she said were harmful to her mental health.

•Forbes named Osaka the world’s highest-earning female athlete in May 2020, earning $37.4 million over the previous 12 months — the all-time single year record for a female athlete.

•The Underlying Asset has been issued a grade of MINT 9 by Professional Sports Authenticators (PSA) with Certification No. 62043871.

Notable Features

•The Underlying Asset is a 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card graded PSA 9.

•The Underlying Asset is 1 of 6 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card examples graded PSA 9 with 1 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2018 Naomi Osaka Rookie Card
Sport	Tennis
Professional League	WTA

Player	Naomi Osaka
Year / Season	2018
Memorabilia Type	Trading Card
Manufacturer	Sports Illustrated
Rarity	1 of 6 (PSA 9)
Number in Set	#779
Authentication	Professional Sports Authenticators (PSA)
Grade	9
Certification No.	62043871

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2018 Naomi Osaka Rookie Card going forward.

#18OSAKA | $13K

COMPARABLE ASSET VALUE

ASSET VALUE

+8833.3%

TRANSACTIONS

4

#18OSAKA | *Visuals*

In 2020, Forbes named Osaka the highest-earning female athlete of the year — setting an all-time record for any female athlete with $37.4 million.

LAUNCH GALLERY ›

#18OSAKA | *Timeline*

Jan. 1989	Sports Illustrated for Kids introduces perforated sheets of nine sports cards in each magazine.
Oct. 1997	Naomi Osaka is born in Osaka, Japan.
Jan. 2000	The Osaka family moves to the United States. Naomi begins playing tennis at age 3.
Sep. 2013	In her first WTA qualifying match, the 15-year-old Osaka loses to Gabriela Dabrowski in Quebec City.
Jan. 2016	The WTA names Osaka "Newcomer of the Year."